CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of 1290 Funds of our report dated December 15, 2017, relating to the financial statements and financial highlights, which appears in 1290 Funds’ Annual Report on Form N-CSR for the year ended October 31, 2017. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

February 26, 2018